Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports Second Quarter 2016 Financial Results

▪	Second quarter 2016 net income of $13.8 million, or $.37 per diluted share

▪	Total loans increased $87 million, or 15% annualized

▪	Continued growth in key noninterest income initiatives

▪	Announced transaction with NBG Bancorp, Inc. in April and S Bankshares, Inc. in May

ATLANTA, GA, July 28, 2016 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the quarter ended June 30, 2016. Net income for the second quarter of 2016 was $13.8 million, compared to $10.8 million in the first quarter of 2016 and a net loss of $2.0 million in the second quarter of 2015 related to one-time expenses associated with the early termination of loss share agreements in May 2015. Fully diluted earnings per share were $.37 in the second quarter of 2016 compared to $.29 in the first quarter of 2016 and a fully diluted loss per share of $.06 in the second quarter of 2015.

Driven by solid loan growth during the quarter, interest income on loans improved to $25.4 million in the second quarter of 2016, a $1.1 million increase from the first quarter of 2016 and a $2.3 million increase from the second quarter of 2015. Higher accretion income on loans due to a gain from a loan pool closing and an increase in noninterest income also contributed to strong financial results in the second quarter.

Joe Evans, Chairman and CEO of State Bank Financial, commented, "We had a great second quarter with $13.8 million of net income as we continue to generate capital and increase tangible book value for shareholders. Further, we announced two bank acquisitions in the quarter that will accelerate the growth of our core earnings and add three attractive MSAs to our footprint. I am very pleased with our performance thus far in 2016 and with the positive momentum we are carrying into the second half of the year."

Operating Highlights

Net interest income of $41.7 million in the second quarter of 2016 increased from $36.6 million in the first quarter of 2016 and $33.5 million in the second quarter of 2015 primarily due to higher interest and accretion income on loans. Accretion income on loans was $14.0 million in the second quarter of 2016, up from $9.7 million in the first quarter of 2016 and $8.4 million in the second quarter of 2015. Accretion income in the second quarter of 2016 was positively impacted by a $4.1 million gain from one loan pool closing. Comparatively, there were no loan pool closings during the first quarter of 2016. As of June 30, 2016, approximately $75 million of accretable discount remains to be recognized as loan accretion income.

Tom Wiley, Vice Chairman and President, commented, "Second quarter results demonstrated continued progress executing on our strategic priorities.  Strong loan growth in the second quarter was complimented by our second highest noninterest income quarter ever, driven by outstanding results from mortgage, SBA, and Altera Payroll.  The team is intensely focused on serving our clients’ needs and growing these fee income lines of business, which should benefit from adding scale to our existing platform."

Noninterest income was $10.2 million in the second quarter of 2016, up from $9.4 million in the first quarter of 2016 and $9.3 million in the second quarter of 2015, excluding amortization of the FDIC receivable. Growth in our key noninterest income initiatives continued in the second quarter of 2016, with income from mortgage banking increasing $510 thousand from the previous quarter to $3.6 million and SBA lending increasing $183 thousand from the previous quarter to $1.7 million. Payroll fee income of $1.1 million increased versus the prior year period, but decreased from the previous quarter due to what is typically a seasonally strong first quarter. Gain on sale of securities totaled $396 thousand in the second quarter of 2016.

Total noninterest expense for the second quarter of 2016 was $30.7 million, a $1.8 million increase from the first quarter of 2016, and a $683 thousand decrease from the second quarter of 2015. Salary and employee benefit costs increased $1.9 million from the previous quarter due to the addition of an SBA lending team in April, new hires in mortgage banking and Patriot Capital, higher commissions on production, and other seasonal factors. Merger-related expenses totaled $319 thousand in the second quarter of 2016.

Financial Condition

Total assets at June 30, 2016 were $3.59 billion, up from $3.53 billion at March 31, 2016. Total loans were $2.3 billion at June 30, 2016, up $86.6 million from the first quarter of 2016. Period-end organic and purchased non-credit impaired loans increased to $2.2 billion at June 30, 2016, a net increase of $91.8 million from the first quarter of 2016. Purchased credit impaired loans decreased to $134.5 million at the end of the second quarter of 2016, a $5.3 million linked-quarter decline.

Total deposits at June 30, 2016 were $2.89 billion, down from $2.91 billion at the end of the first quarter of 2016. Period-end transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, decreased $69.5 million from the first quarter of 2016 as a few large depositors reduced balances related to normal operating cycles of their business. Noninterest-bearing demand deposits represented 28.8% of total deposits as of June 30, 2016. Average noninterest-bearing demand deposits decreased $14.0 million from the first quarter of 2016.

The organic loan portfolio continued to perform well in the second quarter of 2016 as past due organic loans represented .18% of total organic loans. Net charge-offs were $2.3 million during the quarter, almost entirely related to one loan that was classified and assigned a specific reserve of $2.2 million in the first quarter of 2016. The allowance as a percent of loans declined nine basis points to 1.10% at the end of the second quarter of 2016 and covers organic nonperforming assets by over three times.

Tangible book value per share was $13.77 at the end of the second quarter of 2016. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 14.56% and a Tier I risk-based capital ratio of 16.68%.

Recent Transactions

On April 5, 2016, State Bank Financial announced the signing of a definitive agreement to acquire NBG Bancorp, Inc. and its wholly-owned subsidiary, The National Bank of Georgia, in a cash and stock transaction with a purchase price of approximately $68 million. At June 30, 2016, The National Bank of Georgia had assets of approximately $417 million, loans of approximately $342 million, deposits of approximately $322 million, a branch and mortgage office in Athens, and a branch office in Gainesville, Georgia. At a special meeting held on July 25, 2016, NBG Bancorp, Inc. received shareholder approval for the transaction. The completion of the transaction is subject to receipt of regulatory approvals and satisfaction of other customary closing conditions.

On May 19, 2016, State Bank Financial announced the signing of a definitive agreement to acquire S Bankshares, Inc. and its wholly-owned subsidiary, S Bank, in a cash and stock transaction with a purchase price of approximately $11 million. At June 30, 2016, S Bank had assets of approximately $109 million, loans of approximately $82 million, and deposits of approximately $91 million. S Bank has banking operations in Savannah, Glennville, Reidsville, and Hinesville, Georgia. The completion of the transaction is subject to receipt of regulatory approvals and satisfaction of other customary closing conditions, including approval of S Bankshares shareholders.

Detailed Results

Supplemental tables displaying financial results for the second quarter of 2016, the previous four quarters and the first half of 2016 are included with this press release.

Non-GAAP Financial Measures

This press release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 2Q16 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measures.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.686.5266

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.6 billion in assets as of June 30, 2016, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 25 full-service banking offices in Metro Atlanta, Middle Georgia and Augusta, Georgia, and seven mortgage origination offices.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our belief that we have positive momentum to carry us into the second half of 2016, statements regarding our proposed mergers with NBG Bancorp, Inc. and S Bankshares, Inc., including our belief that these acquisitions will accelerate our core earnings and add attractive MSAs to our footprint, statements regarding our fee income lines of business, including that they should benefit from adding scale to our existing platform, and other statements regarding our strategic initiatives. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, the inability to obtain the requisite regulatory approvals for the proposed transactions with NBG Bancorp and/or S Bankshares and the requisite shareholder approval for the proposed transaction with S Bankshares and meet other closing terms and conditions for each transaction, the reaction to the transactions of each bank’s customers, employees and counterparties, or difficulties related to the transition of services, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information About the Mergers and Where to Find It

Proposed Merger with NBG Bancorp, Inc.

In connection with the proposed merger transaction with NBG Bancorp, Inc., State Bank Financial has filed a registration statement on Form S-4 (Registration Statement No. 333-211445) that includes a joint proxy statement/prospectus. The SEC declared the registration statement effective on June 15, 2016. A definitive proxy statement/prospectus dated June 15, 2016 was mailed on or about June 20, 2016 to the shareholders of NBG Bancorp, Inc. The registration statement and the proxy statement/prospectus filed with the SEC related to the proposed transaction contains important information about State Bank Financial, NBG Bancorp, Inc. and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE

REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS BECAUSE THOSE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by State Bank Financial at its website at https://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404.239.8626.

State Bank Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NBG Bancorp, Inc. in connection with the proposed merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger are provided in the proxy statement/prospectus described above. Additional information regarding State Bank Financial’s directors and executive officers is included in State Bank Financial’s definitive proxy statement for 2016, which was filed with the SEC on April 15, 2016. You can obtain free copies of this document from State Bank Financial using the contact information above.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Proposed Merger with S Bankshares, Inc.

In connection with the proposed merger transaction with S Bankshares, Inc., State Bank Financial will file a registration statement on Form S-4 with the SEC to register State Bank Financial’s shares that will be issued to S Bankshares, Inc. shareholders in connection with the transaction. The registration statement will include a proxy statement of S Bankshares, Inc. and a prospectus of State Bank Financial, as well as other relevant documents concerning the proposed transaction. The registration statement and the proxy statement/prospectus to be filed with the SEC related to the proposed transaction will contain important information about State Bank Financial, S Bankshares, Inc. and the proposed transaction and related matters. WE URGE SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of these documents and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Security holders may also obtain free copies of the documents filed with the SEC by State Bank Financial at its website at https://www.statebt.com (which website is not incorporated herein by reference) or by contacting Jeremy Lucas by telephone at 404.239.8626.

State Bank Financial and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of S Bankshares, Inc. in connection with the proposed merger. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the proposed merger will be provided in the proxy statement/prospectus described above when it is filed with the SEC. Additional information regarding State Bank Financial’s directors and executive officers is included in State Bank Financial’s definitive proxy statement for 2016, which was filed with the SEC on April 15, 2016. You can obtain free copies of this document from State Bank Financial using the contact information above.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

State Bank Financial Corporation
2Q16 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands, except per share amounts)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Income Statement Highlights
Interest income on loans	$25,406	$24,342	$24,250	$24,218	$23,070	$1,064	$2,336
Accretion income on loans	13,961	9,743	14,240	11,156	8,365	4,218	5,596
Interest income on invested funds	4,726	4,673	4,139	4,050	4,032	53	694
Total interest income	44,093	38,758	42,629	39,424	35,467	5,335	8,626
Interest expense	2,371	2,113	1,994	1,977	1,972	258	399
Net interest income	41,722	36,645	40,635	37,447	33,495	5,077	8,227
Provision for loan and lease losses	6	(134)	494	(265)	64	140	(58)
Amortization of FDIC receivable for loss share agreements	—	—	—	—	(15,040)	—	15,040
Other noninterest income (1)	10,230	9,391	8,136	8,894	9,319	839	911
Total noninterest income	10,230	9,391	8,136	8,894	(5,721)	839	15,951
Total noninterest expense	30,674	28,898	29,562	32,416	31,357	1,776	(683)
Income before income taxes	21,272	17,272	18,715	14,190	(3,647)	4,000	24,919
Income tax expense	7,433	6,434	6,594	5,071	(1,626)	999	9,059
Net income (loss) available to common shareholders	$13,839	$10,838	$12,121	$9,119	$(2,021)	$3,001	$15,860

Common Share Data
Basic net income (loss) per share	$.38	$.29	$.33	$.26	$(.06)	$.09	$.44
Diluted net income (loss) per share	.37	.29	.33	.25	(.06)	.08	.43
Cash dividends declared per share	.14	.14	.14	.07	.06	—	.08
Book value per share	15.00	14.73	14.47	14.88	14.62	.27	.38
Tangible book value per share (2)	13.77	13.49	13.22	13.78	13.51	.28	.26
Market price per share (quarter end)	20.35	19.76	21.03	20.68	21.70	.59	(1.35)

Common Shares Outstanding
Common stock	36,894,641	37,052,008	37,077,848	35,753,855	35,763,791	(157,367)	1,130,850
Weighted average shares outstanding:
Basic	35,822,654	36,092,269	35,208,607	34,687,354	34,654,689	(269,615)	1,167,965
Diluted (3)	35,923,691	36,187,662	36,140,474	36,003,068	34,654,689	(263,971)	1,269,002

Average Balance Sheet Highlights
Loans	$2,326,666	$2,250,518	$2,203,993	$2,136,746	$2,099,798	$76,148	$226,868
Assets	3,524,231	3,476,646	3,455,342	3,344,023	3,316,424	47,585	207,807
Deposits	2,873,019	2,854,514	2,842,788	2,766,314	2,746,818	18,505	126,201
Equity	546,838	542,444	534,702	529,498	525,259	4,394	21,579
Tangible common equity	501,221	496,287	491,346	489,757	485,337	4,934	15,884

State Bank Financial Corporation
2Q16 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands, except per share amounts)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Key Metrics (4)
Return on average assets	1.58	1.25	1.39	1.08	(.24)	.33	1.82
Return on average equity	10.18	8.04	8.99	6.83	(1.54)	2.14	11.72
Yield on earning assets	5.37	4.79	5.23	4.98	4.58	.58	.79
Cost of funds	.33	.29	.28	.28	.29	.04	.04
Rate on interest-bearing liabilities	.46	.42	.39	.40	.39	.04	.07
Net interest margin	5.08	4.53	4.99	4.73	4.33	.55	.75
Net interest margin excluding accretion income (5)	3.53	3.48	3.40	3.52	3.45	.05	.08
Average tangible equity to average tangible assets (2)	14.41	14.47	14.40	14.82	14.81	(.06)	(.40)
Leverage ratio (6)	14.56	14.59	14.48	14.93	14.92	(.03)	(.36)
Tier I risk-based capital ratio (6)	16.68	17.09	17.71	18.20	19.12	(.41)	(2.44)
Total risk-based capital ratio (6)	17.59	18.13	18.75	19.28	20.28	(.54)	(2.69)
Efficiency ratio (7)	59.04	62.77	60.61	69.95	112.90	(3.73)	(53.86)
Average loans to average deposits	80.98	78.84	77.53	77.24	76.44	2.14	4.54
Noninterest-bearing deposits to total deposits	28.75	30.68	28.87	29.45	27.85	(1.93)	.90

(1)	Includes all line items of noninterest income other than amortization of FDIC receivable for loss share agreements.
(2)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 8) for further information.
(3)     Because we had a net loss for the three month period ended June 30, 2015, all potential common shares were excluded from the calculation of diluted earnings per share as they would have had an anti-dilutive effect for the period.
(4)     Income statement ratios and yield/rate information are annualized for the applicable period.
(5)     Excludes accretion income on loans and average purchased credit impaired loans.
(6)     Current period capital ratios are estimated as of the date of this earnings release.
(7)     Noninterest expenses divided by net interest income plus noninterest income.

State Bank Financial Corporation
2Q16 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Assets
Cash and amounts due from depository institutions	$11,964	$14,398	$12,175	$15,734	$21,903	$(2,434)	$(9,939)
Interest-bearing deposits in other financial institutions	70,603	102,355	163,187	153,937	179,831	(31,752)	(109,228)
Cash and cash equivalents	82,567	116,753	175,362	169,671	201,734	(34,186)	(119,167)
Investment securities available-for-sale	824,980	849,576	887,705	831,548	815,277	(24,596)	9,703
Investment securities held-to-maturity	63,080	60,591	—	—	—	2,489	63,080
Loans	2,345,096	2,258,533	2,160,217	2,139,691	2,042,186	86,563	302,910
Allowance for loan and lease losses	(27,599)	(30,345)	(29,075)	(28,930)	(29,569)	2,746	1,970
Loans, net	2,317,497	2,228,188	2,131,142	2,110,761	2,012,617	89,309	304,880
Loans held-for-sale	71,302	55,219	54,933	59,563	64,047	16,083	7,255
Other real estate owned	11,578	11,590	10,530	11,363	15,055	(12)	(3,477)
Premises and equipment, net	42,153	42,802	42,980	43,982	45,608	(649)	(3,455)
Goodwill	36,357	36,357	36,357	31,049	31,049	—	5,308
Other intangibles, net	9,029	9,556	10,101	8,486	8,922	(527)	107
SBA servicing rights	3,165	2,882	2,626	2,463	2,185	283	980
Bank-owned life insurance	59,749	59,281	58,819	58,347	57,810	468	1,939
Other assets	65,046	60,176	59,512	61,440	46,004	4,870	19,042
Total assets	$3,586,503	$3,532,971	$3,470,067	$3,388,673	$3,300,308	$53,532	$286,195
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$829,673	$891,511	$826,216	$823,146	$762,100	$(61,838)	$67,573
Interest-bearing deposits	2,055,817	2,014,087	2,035,746	1,972,042	1,974,185	41,730	81,632
Total deposits	2,885,490	2,905,598	2,861,962	2,795,188	2,736,285	(20,108)	149,205
Securities sold under agreements to repurchase	33,923	33,503	32,179	4,872	11,747	420	22,176
FHLB borrowings	62,000	—	—	—	—	62,000	62,000
Notes payable	398	1,808	1,812	2,761	2,765	(1,410)	(2,367)
Other liabilities	51,336	46,207	37,624	53,691	26,527	5,129	24,809
Total liabilities	3,033,147	2,987,116	2,933,577	2,856,512	2,777,324	46,031	255,823
Total shareholders’ equity	553,356	545,855	536,490	532,161	522,984	7,501	30,372
Total liabilities and shareholders’ equity	$3,586,503	$3,532,971	$3,470,067	$3,388,673	$3,300,308	$53,532	$286,195

Capital Ratios (1)
Average equity to average assets	15.52%	15.60%	15.47%	15.83%	15.84%	(.08)%	(.32)%
Leverage ratio	14.56	14.59	14.48	14.93	14.92	(.03)	(.36)
CET1 risk-based capital ratio	16.68	17.09	17.71	18.20	19.12	(.41)	(2.44)
Tier I risk-based capital ratio	16.68	17.09	17.71	18.20	19.12	(.41)	(2.44)
Total risk-based capital ratio	17.59	18.13	18.75	19.28	20.28	(.54)	(2.69)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
2Q16 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands, except per share amounts)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Net Interest Income:
Interest income on loans	$25,406	$24,342	$24,250	$24,218	$23,070	$1,064	$2,336
Accretion income on loans	13,961	9,743	14,240	11,156	8,365	4,218	5,596
Interest income on invested funds	4,726	4,673	4,139	4,050	4,032	53	694
Interest expense	2,371	2,113	1,994	1,977	1,972	258	399
Net interest income	41,722	36,645	40,635	37,447	33,495	5,077	8,227
Provision for loan and lease losses	6	(134)	494	(265)	64	140	(58)
Net interest income after provision for loan and lease losses	41,716	36,779	40,141	37,712	33,431	4,937	8,285
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	—	—	—	—	(15,040)	—	15,040
Service charges on deposits	1,352	1,386	1,495	1,491	1,501	(34)	(149)
Mortgage banking income	3,551	3,041	2,011	3,079	3,480	510	71
Payroll fee income	1,111	1,327	1,165	1,004	956	(216)	155
SBA income	1,685	1,502	1,316	1,720	1,380	183	305
ATM income	769	745	741	742	773	24	(4)
Bank-owned life insurance income	468	462	472	537	462	6	6
Gain (loss) on sale of investment securities	396	13	16	17	(59)	383	455
Other	898	915	920	304	826	(17)	72
Total noninterest income	10,230	9,391	8,136	8,894	(5,721)	839	15,951
Noninterest Expense:
Salaries and employee benefits	20,662	18,760	19,914	23,293	20,506	1,902	156
Occupancy and equipment	3,015	3,101	2,995	3,113	3,219	(86)	(204)
Data processing	2,211	2,075	2,378	2,097	2,435	136	(224)
Legal and professional fees	976	953	1,091	1,089	1,284	23	(308)
Merger-related expenses	319	—	—	717	876	319	(557)
Marketing	619	502	792	491	599	117	20
Federal deposit insurance premiums and other regulatory fees	553	562	518	621	455	(9)	98
Loan collection and OREO costs	(96)	485	(690)	(1,198)	(114)	(581)	18
Amortization of intangibles	528	545	509	436	442	(17)	86
Other	1,887	1,915	2,055	1,757	1,655	(28)	232
Total noninterest expense	30,674	28,898	29,562	32,416	31,357	1,776	(683)
Income (Loss) Before Income Taxes	21,272	17,272	18,715	14,190	(3,647)	4,000	24,919
Income tax expense (benefit)	7,433	6,434	6,594	5,071	(1,626)	999	9,059
Net Income (Loss)	$13,839	$10,838	$12,121	$9,119	$(2,021)	$3,001	$15,860

Net Income (Loss) Per Share
Basic	$.38	$.29	$.33	$.26	$(.06)	$.09	$.44
Diluted	.37	.29	.33	.25	(.06)	.08	.43
Weighted Average Shares Outstanding
Basic	35,822,654	36,092,269	35,208,607	34,687,354	34,654,689	(269,615)	1,167,965
Diluted	35,923,691	36,187,662	36,140,474	36,003,068	34,654,689	(263,971)	1,269,002

State Bank Financial Corporation
2Q16 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Six Months Ended June 30		Change
(Dollars in thousands, except per share amounts)	2016	2015

Net Interest Income:
Interest income on loans	$49,748	$44,470	$5,278
Accretion income on loans	23,704	24,434	(730)
Interest income on invested funds	9,399	7,634	1,765
Interest expense	4,484	3,951	533
Net interest income	78,367	72,587	5,780
Provision for loan and lease losses	(128)	3,257	(3,385)
Net interest income after provision for loan and lease losses	78,495	69,330	9,165
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	—	(16,488)	16,488
Service charges on deposits	2,738	2,990	(252)
Mortgage banking income	6,592	6,160	432
Payroll fee income	2,438	2,114	324
SBA income	3,187	2,503	684
ATM income	1,514	1,498	16
Bank-owned life insurance income	930	917	13
Gain on sale of investment securities	409	321	88
Other	1,813	3,066	(1,253)
Total noninterest income	19,621	3,081	16,540
Noninterest Expense:
Salaries and employee benefits	39,422	40,088	(666)
Occupancy and equipment	6,116	6,324	(208)
Data processing	4,286	4,715	(429)
Legal and professional fees	1,929	2,768	(839)
Merger-related expenses	319	1,013	(694)
Marketing	1,121	1,035	86
Federal deposit insurance premiums and other regulatory fees	1,115	961	154
Loan collection and OREO costs	389	291	98
Amortization of intangibles	1,073	859	214
Other	3,802	3,390	412
Total noninterest expense	59,572	61,444	(1,872)
Income Before Income Taxes	38,544	10,967	27,577
Income tax expense	13,867	3,784	10,083
Net Income	$24,677	$7,183	$17,494

Net Income Per Share
Basic	$.67	$.20	$.47
Diluted	.67	.19	.48
Weighted Average Shares Outstanding
Basic	35,979,436	34,655,661	1,323,775
Diluted	36,077,820	35,976,989	100,831

State Bank Financial Corporation
2Q16 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Composition of Loans
Organic loans (1):
Construction, land & land development	$470,672	$452,654	$482,087	$412,788	$399,982	$18,018	$70,690
Other commercial real estate	748,949	719,340	661,062	705,616	634,943	29,609	114,006
Total commercial real estate	1,219,621	1,171,994	1,143,149	1,118,404	1,034,925	47,627	184,696
Residential real estate	139,832	140,493	140,613	127,823	118,612	(661)	21,220
Owner-occupied real estate	238,059	222,347	219,636	212,171	205,805	15,712	32,254
Commercial, financial & agricultural	290,245	233,169	181,513	165,305	126,157	57,076	164,088
Leases	82,977	93,490	71,539	54,814	26,709	(10,513)	56,268
Consumer	34,124	33,847	17,882	16,432	12,078	277	22,046
Total organic loans	2,004,858	1,895,340	1,774,332	1,694,949	1,524,286	109,518	480,572
Purchased non-credit impaired loans(2):
Construction, land & land development	11,427	13,959	18,598	37,326	61,089	(2,532)	(49,662)
Other commercial real estate	64,665	70,444	74,506	79,878	91,212	(5,779)	(26,547)
Total commercial real estate	76,092	84,403	93,104	117,204	152,301	(8,311)	(76,209)
Residential real estate	60,100	65,948	69,053	75,987	82,668	(5,848)	(22,568)
Owner-occupied real estate	56,414	57,519	61,313	69,619	73,409	(1,105)	(16,995)
Commercial, financial & agricultural	11,121	13,315	14,216	19,529	28,656	(2,194)	(17,535)
Consumer	1,978	2,213	2,624	3,080	3,505	(235)	(1,527)
Total purchased non-credit impaired loans	205,705	223,398	240,310	285,419	340,539	(17,693)	(134,834)
Purchased credit impaired loans (3):
Construction, land & land development	13,310	13,245	14,252	16,473	20,002	65	(6,692)
Other commercial real estate	39,218	40,119	40,742	42,637	48,187	(901)	(8,969)
Total commercial real estate	52,528	53,364	54,994	59,110	68,189	(836)	(15,661)
Residential real estate	56,887	60,579	64,011	67,218	70,537	(3,692)	(13,650)
Owner-occupied real estate	24,281	24,834	25,364	30,655	35,036	(553)	(10,755)
Commercial, financial & agricultural	722	871	1,050	2,132	3,234	(149)	(2,512)
Consumer	115	147	156	208	365	(32)	(250)
Total purchased credit impaired loans	134,533	139,795	145,575	159,323	177,361	(5,262)	(42,828)
Total loans	$2,345,096	$2,258,533	$2,160,217	$2,139,691	$2,042,186	$86,563	$302,910
Composition of Deposits
Noninterest-bearing demand deposits	$829,673	$891,511	$826,216	$823,146	$762,100	$(61,838)	$67,573
Interest-bearing transaction accounts	531,676	539,322	588,391	499,434	497,715	(7,646)	33,961
Savings and money market deposits	1,097,098	1,017,930	1,074,190	1,059,770	1,038,292	79,168	58,806
Time deposits less than $250,000	345,999	348,304	279,449	289,815	301,431	(2,305)	44,568
Time deposits $250,000 or greater	63,686	64,494	41,439	56,750	59,105	(808)	4,581
Brokered and wholesale time deposits	17,358	44,037	52,277	66,273	77,642	(26,679)	(60,284)
Total deposits	$2,885,490	$2,905,598	$2,861,962	$2,795,188	$2,736,285	$(20,108)	$149,205

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta and First Bank of Georgia.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
2Q16 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Allowance for loan and lease losses on organic loans
Beginning Balance	$22,626	$21,224	$20,176	$19,594	$19,424	$1,402	$3,202
Charge-offs	(2,307)	(240)	(110)	(63)	(64)	(2,067)	(2,243)
Recoveries	54	96	207	31	12	(42)	42
Net (charge-offs) recoveries	(2,253)	(144)	97	(32)	(52)	(2,109)	(2,201)
Provision for loan and lease losses	1,635	1,546	951	614	222	89	1,413
Ending Balance	$22,008	$22,626	$21,224	$20,176	$19,594	$(618)	$2,414

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$166	$53	$—	$—	$—	$113	$166
Charge-offs	(1)	(63)	—	—	(46)	62	45
Recoveries	28	33	1	6	—	(5)	28
Net (charge-offs) recoveries	27	(30)	1	6	(46)	57	73
Provision for loan and lease losses	(35)	143	52	(6)	46	(178)	(81)
Ending Balance	$158	$166	$53	$—	$—	$(8)	$158

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$7,553	$7,798	$8,754	$9,975	$10,558	$(245)	$(3,005)
Charge-offs	(606)	(1,516)	(3,467)	(3,282)	(2,155)	910	1,549
Recoveries	80	3,094	3,020	2,934	1,227	(3,014)	(1,147)
Net (charge-offs) recoveries	(526)	1,578	(447)	(348)	(928)	(2,104)	402
Provision for loan and lease losses (1)	(1,594)	(1,823)	(509)	(873)	345	229	(1,939)
Ending Balance	$5,433	$7,553	$7,798	$8,754	$9,975	$(2,120)	$(4,542)

Nonperforming organic assets
Nonaccrual loans	$6,927	$9,416	$5,096	$5,117	$4,971	$(2,489)	$1,956
Total nonperforming organic loans	6,927	9,416	5,096	5,117	4,971	(2,489)	1,956
Other real estate owned	42	33	33	500	160	9	(118)
Total nonperforming organic assets	$6,969	$9,449	$5,129	$5,617	$5,131	$(2,480)	$1,838

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$1,744	$1,705	$1,280	$1,639	$232	$39	$1,512
Accruing TDRs	—	923	577	—	—	(923)	—
Total nonperforming PNCI loans	1,744	2,628	1,857	1,639	232	(884)	1,512
Other real estate owned	21	22	—	—	—	(1)	21
Total nonperforming PNCI assets	$1,765	$2,650	$1,857	$1,639	$232	$(885)	$1,533

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.46%	.03%	(.02)%	.01%	.01%	.43%	.45%
Nonperforming organic loans to organic loans	.35	.50	.29	.30	.33	(.15)	.02
Nonperforming organic assets to organic loans + OREO	.35	.50	.29	.33	.34	(.15)	.01
Past due organic loans to organic loans	.18	.47	.10	.08	.08	(.29)	.10
Allowance for loan and lease losses on organic loans to organic loans	1.10	1.19	1.20	1.19	1.29	(.09)	(.19)

State Bank Financial Corporation
2Q16 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	(.05)%	.05%	—%	(.01)%	.04%	(.10)%	(.09)%
Nonperforming PNCI loans to PNCI loans	.85	1.18	.77	.57	.07	(.33)	.78
Nonperforming PNCI assets to PNCI loans + OREO	.86	1.19	.77	.57	.07	(.33)	.79
Past due PNCI loans to PNCI loans	.40	.30	.39	.64	.49	.10	(.09)
Allowance for loan and lease losses on PNCI loans to PNCI loans	.08	.07	.02	—	—	.01	.08

Ratios for purchased credit impaired loans (2)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	1.57%	(4.50)%	1.20%	.83%	2.07%	6.07%	(.50)%
Past due PCI loans to PCI loans	10.92	17.90	16.64	14.15	13.30	(6.98)	(2.38)
Allowance for loan and lease losses on PCI loans to PCI loans	4.04	5.40	5.36	5.49	5.62	(1.36)	(1.58)

(1) Provision for loan and lease losses amount attributable to FDIC loss share agreements for purchased credit impaired loans was $0 for each of
2Q16, 1Q16, 4Q15, and 3Q15, and was $(549,000) for 2Q15.
(2) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such,we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
2Q16 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						2Q16 change vs
(Dollars in thousands)	2Q16	1Q16	4Q15	3Q15	2Q15	1Q16	2Q15
Average Balances
Interest-bearing deposits in other financial institutions	$80,638	$126,289	$188,966	$179,526	$191,653	(45,651)	(111,015)
Investment securities	905,019	892,365	850,127	837,786	821,998	12,654	83,021
Loans, excluding purchased credit impaired (1)	2,191,506	2,109,449	2,055,933	1,969,651	1,920,219	82,057	271,287
Purchased credit impaired loans	135,160	141,069	148,060	167,095	179,579	(5,909)	(44,419)
Total earning assets	3,312,323	3,269,172	3,243,086	3,154,058	3,113,449	43,151	198,874
Total nonearning assets	211,908	207,474	212,256	189,965	202,975	4,434	8,933
Total assets	3,524,231	3,476,646	3,455,342	3,344,023	3,316,424	47,585	207,807
Interest-bearing transaction accounts	531,359	538,926	559,113	486,514	522,147	(7,567)	9,212
Savings & money market deposits	1,052,106	1,036,498	1,066,783	1,042,941	1,035,706	15,608	16,400
Time deposits less than $250,000	351,883	314,950	283,276	295,304	309,725	36,933	42,158
Time deposits $250,000 or greater	64,869	53,786	50,784	57,511	57,375	11,083	7,494
Brokered and wholesale time deposits	24,471	48,039	56,298	70,004	82,840	(23,568)	(58,369)
Other borrowings	61,146	33,635	26,106	15,507	11,667	27,511	49,479
Total interest-bearing liabilities	2,085,834	2,025,834	2,042,360	1,967,781	2,019,460	60,000	66,374
Noninterest-bearing deposits	848,331	862,315	826,534	814,040	739,025	(13,984)	109,306
Other liabilities	43,228	46,053	51,746	32,704	32,680	(2,825)	10,548
Shareholders’ equity	546,838	542,444	534,702	529,498	525,259	4,394	21,579
Total liabilities and shareholders' equity	3,524,231	3,476,646	3,455,342	3,344,023	3,316,424	47,585	207,807

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.33%	.38%	.28%	.27%	.29%	(.05)%	.04%
Investment securities, tax-equivalent basis (3)	2.07	2.05	1.87	1.86	1.90	.02	.17
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.68	4.67	4.71	4.91	4.84	.01	(.16)
Purchased credit impaired loans	41.54	27.78	38.16	26.49	18.68	13.76	22.86
Total earning assets	5.37%	4.79%	5.23%	4.98%	4.58%	.58%	.79%
Interest-bearing transaction accounts	.12	.12	.13	.13	.14	—	(.02)
Savings & money market deposits	.53	.50	.48	.47	.46	.03	.07
Time deposits less than $250,000.64		.51	.39	.38	.36	.13	.28
Time deposits $250,000 or greater	.71	.53	.33	.36	.36	.18	.35
Brokered and wholesale time deposits	1.07	1.07	1.03	.97	.97	—	.10
Other borrowings	.52	.65	.76	1.69	2.23	(.13)	(1.71)
Total interest-bearing liabilities	.46%	.42%	.39%	.40%	.39%	.04%	.07%
Net interest spread	4.91%	4.37%	4.84%	4.58%	4.19%	.54%	.72%
Net interest margin	5.08%	4.53%	4.99%	4.73%	4.33%	.55%	.75%
Net interest margin excluding accretion income	3.53%	3.48%	3.40%	3.52%	3.45%	.05%	.08%

(1) Includes average nonaccrual loans of $10.0 million for 2Q16, $8.9 million for 1Q16, $6.5 million for 4Q15, $5.9 million for 3Q15, and $4.9 million for 2Q15.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $2,000 for 2Q16, $2,000 for 1Q16, $3,000 for 4Q15, $4,000 for 3Q15, and $5,000 for 2Q15.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $113,000 for 2Q16, $165,000 for 1Q16, $134,000 for 4Q15, $179,000 for 3Q15, and $104,000 for 2Q15.

State Bank Financial Corporation
2Q16 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)

	2Q16	1Q16	4Q15	3Q15	2Q15

Book value per common share reconciliation
Tangible book value per common share	$13.77	$13.49	$13.22	$13.78	$13.51
Effect of goodwill and other intangibles	1.23	1.24	1.25	1.10	1.11
Book value per common share (GAAP)	$15.00	$14.73	$14.47	$14.88	$14.62

Average equity to average assets reconciliation
Average tangible equity to average tangible assets	14.41%	14.47%	14.40%	14.82%	14.81%
Effect of average goodwill and other intangibles	1.11	1.13	1.07	1.01	1.03
Average equity to average assets (GAAP)	15.52%	15.60%	15.47%	15.83%	15.84%

(1) Management evaluates the capital position of State Bank Financial Corporation (the “Company”) by using certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including: tangible book value per common share and average tangible equity to average tangible assets. The Company has included these non-GAAP financial measures in this press release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (a) provides important supplemental information that contributes to a proper understanding of the Company’s capital position, (b) enables a more complete understanding of factors and trends affecting the Company’s business, and (c) allows investors to evaluate the Company’s performance in a manner similar to management. Management uses non-GAAP measures as follows: preparation of the Company’s operating budgets, monthly financial performance reporting, and presentation to investors of Company performance.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the accompanying table. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.